Exhibit 99.1

Press Release

For immediate release

Company contact: Larry Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Schedules Second Quarter 2015 Financial and

Operating Results Release Date and Conference Call

DENVER – July 14, 2015 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that its second quarter 2015 financial and operating results press release will be issued after market close on Thursday, August 6, 2015. The Company will host a conference call to discuss the press release on Friday, August 7, 2015, at 10:00 a.m. EDT (8:00 a.m. MDT). The full text of the release will be available on the company’s website at www.billbarrettcorp.com.

Conference call dial-in information is provided below.

Date/Time:	Friday, August 7, 2015 at 10:00 a.m. EDT (8:00 a.m. MDT)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(855) 760-8152 US/Canada
(631) 485-4979 International

Passcode:	80924651

A telephonic replay will be available approximately two hours after the call on Friday, August 7, 2015 through Friday, August 14, 2015. You may access this replay at:

Replay Number:	(855) 859-2056 US/Canada
(404) 537-3406 International

Passcode:	80924651

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.